CONTACTS:	Investors	Media
	Andrew Dickinson	Amy Flood
	(650) 524-0862	(650) 522-5643

Douglas Maffei
(650) 522-2739

For Immediate Release
GILEAD SCIENCES ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2019 FINANCIAL RESULTS
- Fourth Quarter Product Sales of $5.8 billion -
- Full Year 2019 Product Sales of $22.1 billion -
- Full Year 2019 Diluted EPS of $4.22 per share -
- Full Year 2019 Non-GAAP Diluted EPS of $6.63 per share -
Foster City, CA, February 4, 2020 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2019. Total revenues for the fourth quarter of 2019 were $5.9 billion compared to $5.8 billion for the same period in 2018. Net income for the fourth quarter of 2019 was $2.7 billion, or $2.12 per diluted share, compared to net income of $3 million, or $0.00 per diluted share, for the same period in 2018. Non-GAAP net income for the fourth quarter of 2019 was $1.7 billion, or $1.30 per diluted share, compared to $1.9 billion, or $1.44 per diluted share, for the same period in 2018.
Full year 2019 total revenues were $22.4 billion, compared to $22.1 billion for 2018. Net income for 2019 was $5.4 billion, or $4.22 per diluted share, compared to $5.5 billion, or $4.17 per diluted share, for 2018. Non-GAAP net income for 2019 was $8.5 billion, or $6.63 per diluted share, compared to $8.7 billion, or $6.67 per diluted share, for 2018.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except per share amounts)	2019	2018	2019	2018
Product sales	$5,796	$5,681	$22,119	$21,677
Royalty, contract and other revenues	83	114	330	450
Total revenues	$5,879	$5,795	$22,449	$22,127

Net income attributable to Gilead	$2,696	$3	$5,386	$5,455
Non-GAAP net income attributable to Gilead	$1,653	$1,873	$8,466	$8,728

Diluted earnings per share	$2.12	$0.00	$4.22	$4.17
Non-GAAP diluted earnings per share	$1.30	$1.44	$6.63	$6.67

For the fourth quarter of 2019, compared to the same period in 2018, net income attributable to Gilead increased primarily due to the net favorable tax effects of intra-entity intangible asset transfers to different tax jurisdictions and an increase in net gains from equity securities. In addition, during the fourth quarter of 2019 and 2018, Gilead recorded pre-tax
________________________________
Non-GAAP financial information excludes acquisition-related, up-front collaboration and licensing, stock-based compensation and other expenses, fair value adjustments of equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 9 through 12.

- more -

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

February 4, 2020	2

impairment charges of $800 million and $820 million, respectively, related to in-process research and development (IPR&D) intangible assets acquired in connection with the acquisition of Kite Pharma, Inc. (Kite) and pre-tax write-downs of $500 million and $410 million, respectively, for slow moving and excess raw material and work in process inventory.
In addition to the factors noted above, the full year 2019, compared to the same period in 2018, was impacted by pre-tax up-front collaboration and licensing expenses of $3.92 billion related to Gilead’s global research and development collaboration agreement with Galapagos NV (Galapagos) in 2019.
The following tables summarize significant items that impacted the comparability of net income attributable to Gilead and diluted earnings per share in the periods presented:

	Three Months Ended December 31,
	2019		2018
	Net Income Impact	EPS Impact	Net Income Impact	EPS Impact
(In millions, except per share amounts, net of tax)(1)	unfavorable/(favorable)	unfavorable/(favorable)	unfavorable/(favorable)	unfavorable/(favorable)
Write-downs for excess inventory	$500	$0.39	$410	$0.31
IPR&D impairments	623	0.49	696	0.54
(Gains) losses from equity securities, net	(921)	(0.72)	59	0.05
Discrete tax (benefit) charge related to intra-entity transfers	(1,240)	(0.97)	588	0.45
Total	$(1,038)	$(0.81)	$1,753	$1.35

	Twelve Months Ended December 31,
	2019		2018
	Net Income Impact	EPS Impact	Net Income Impact	EPS Impact
(In millions, except per share amounts, net of tax)(1)	unfavorable/(favorable)	unfavorable/(favorable)	unfavorable/(favorable)	unfavorable/(favorable)
Write-downs for excess inventory	$544	$0.43	$440	$0.34
Galapagos up-front collaboration and licensing expenses	3,036	2.38	—	—
IPR&D impairments	623	0.49	696	0.53
Gains from equity securities, net	(1,241)	(0.97)	(87)	(0.07)
Discrete tax (benefit) charge related to intra-entity transfers	(1,240)	(0.97)	588	0.45
Total	$1,722	$1.36	$1,637	$1.25

________________________________
(1)
With the exception of the write-downs for excess inventory discussed in further detail on page 3, all items presented were excluded from non-GAAP net income and non-GAAP diluted earnings per share. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 9 through 11.

Product Sales
Total product sales for the fourth quarter of 2019 were $5.8 billion, compared to $5.7 billion for the same period in 2018. Product sales for the fourth quarter of 2019 were $4.5 billion in the United States, $840 million in Europe and $440 million in other locations. Product sales for the fourth quarter of 2018 were $4.5 billion in the United States, $813 million in Europe and $398 million in other locations.
Total product sales in 2019 were $22.1 billion, compared to $21.7 billion in 2018. For 2019, product sales were $16.6 billion in the United States, $3.6 billion in Europe and $2.0 billion in other locations. For 2018, product sales were $16.2 billion in the United States, $3.7 billion in Europe and $1.8 billion in other locations.

- more -

February 4, 2020	3

•
HIV product sales were $4.6 billion for the fourth quarter of 2019 compared to $4.1 billion for the same period in 2018. For 2019, HIV product sales were $16.4 billion compared to $14.6 billion in 2018. The increases were primarily driven by higher sales volume as a result of the continued uptake of Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg).

•
Chronic hepatitis C virus (HCV) product sales were $630 million for the fourth quarter of 2019 compared to $738 million for the same period in 2018. For 2019, HCV product sales were $2.9 billion compared to $3.7 billion in 2018. The declines were primarily due to lower average net selling price.

•
Yescarta® (axicabtagene ciloleucel) generated $122 million in sales during the fourth quarter of 2019 compared to $81 million in 2018. For 2019, Yescarta sales were $456 million compared to $264 million in 2018. The increases were driven by a higher number of therapies provided to patients and the continued expansion in Europe.

•
Other product sales, which include products from chronic hepatitis B virus (HBV), cardiovascular, oncology and other categories, inclusive of Vemlidy® (tenofovir alafenamide 25 mg), Viread® (tenofovir disoproxil fumarate 300 mg), Letairis® (ambrisentan 5 mg and 10 mg), Ranexa® (ranolazine 500 mg and 1000 mg), Zydelig® (idelalisib 150 mg), AmBisome® (amphotericin B liposome for injection 50 mg/vial) and Cayston® (aztreonam for inhalation solution 75 mg/vial), were $467 million for the fourth quarter of 2019 compared to $797 million for the same period in 2018. For 2019, other product sales were $2.3 billion compared to $3.1 billion in 2018. The decreases were expected and primarily due to declines in Ranexa and Letairis sales after generic entries in 2019.

Cost of Goods Sold and Product Gross Margin

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except percentages)	2019	2018	2019	2018
Cost of goods sold	$1,683	$1,570	$4,675	$4,853
Non-GAAP cost of goods sold	$1,406	$1,257	$3,539	$3,590
Product gross margin	71.0%	72.4%	78.9%	77.6%
Non-GAAP product gross margin	75.7%	77.9%	84.0%	83.4%

For the fourth quarter of 2019, compared to the same period in 2018:

•
Cost of goods sold and non-GAAP cost of goods sold increased primarily due to higher inventory write-downs, partially offset by lower royalty expenses. During the fourth quarter of 2019 and 2018, Gilead recorded write-downs of $500 million and $410 million, respectively, for slow moving and excess raw material and work in process inventory primarily due to lower long-term demand for Gilead’s HCV products.

•	Product gross margin and non-GAAP product gross margin decreased primarily due to the factors noted above.
For the full year 2019, compared to the same period in 2018:

•
Cost of goods sold and non-GAAP cost of goods sold decreased primarily due to lower royalty expenses, partially offset by higher inventory write-downs. Costs of goods sold also decreased due to lower amortization expense related to intangible assets associated with Ranexa.

•	Product gross margin and non-GAAP product gross margin increased primarily due to changes in product mix and the factors noted above.

- more -

February 4, 2020	4

Operating Expenses

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2019	2018	2019	2018
Research and development (R&D) expenses	$1,899	$1,950	$9,106	$5,018
Non-GAAP R&D expenses	$1,029	$939	$3,770	$3,518

Selling, general and administrative (SG&A) expenses	$1,204	$1,131	$4,381	$4,056
Non-GAAP SG&A expenses	$1,132	$1,032	$4,076	$3,608

For the fourth quarter of 2019, compared to the same period in 2018:

•
R&D expenses decreased primarily due to lower up-front collaboration and licensing expenses, partially offset by higher personnel costs to support Gilead’s cell therapy business and increased investment in Gilead’s research projects. Gilead recorded impairment charges of $800 million in 2019 for the IPR&D intangible assets acquired in connection with the acquisition of Kite primarily related to the treatment of indolent non-Hodgkin lymphoma and $820 million in 2018 related to the KITE-585 program (an anti-B cell maturation antigen being evaluated for the treatment of multiple myeloma).

•	Non-GAAP R&D expenses increased primarily due to higher personnel costs to support Gilead’s cell therapy business and increased investment in Gilead’s research projects.

•	SG&A expenses and non-GAAP SG&A expenses increased primarily due to higher promotional expenses in the United States and expenses associated with the expansion of Gilead’s business in Japan.
For the full year 2019, compared to the same period in 2018:

•
R&D expenses increased primarily due to up-front collaboration and licensing expenses of $3.92 billion related to Gilead’s global research and development collaboration agreement with Galapagos, partially offset by lower stock-based compensation expense associated with Gilead’s acquisition of Kite. Furthermore, R&D expenses and non-GAAP R&D expenses increased primarily due to higher personnel costs to support Gilead’s cell therapy business.

•
SG&A expenses increased primarily due to promotional expenses in the United States and expenses associated with the expansion of Gilead’s business in Japan and China, partially offset by lower stock-based compensation expense associated with Gilead’s acquisition of Kite.

•	Non-GAAP SG&A increased primarily due to promotional expenses in the United States and expenses associated with the expansion of Gilead’s business in Japan and China.
Cash, Cash Equivalents and Marketable Debt Securities
As of December 31, 2019, Gilead had $25.8 billion of cash, cash equivalents and marketable debt securities compared to $31.5 billion as of December 31, 2018. During 2019, Gilead generated $9.1 billion in operating cash flow, paid $5.6 billion in connection with the global research and development collaboration agreement with Galapagos and equity investments in Galapagos, repaid $2.8 billion of principal amount of debt, paid cash dividends of $3.2 billion and utilized $1.7 billion on stock repurchases.

- more -

February 4, 2020	5

Full Year 2020 Guidance
Gilead provides its full year 2020 guidance below. Starting in 2020, Gilead will no longer regularly exclude stock-based compensation expense from its non-GAAP financial information. For comparability purposes, full year 2019 non-GAAP operating income and non-GAAP diluted earnings per share would have been $10.4 billion and $6.13, respectively, had stock-based compensation expense not been excluded.

(In millions, except percentages and per share amounts)	February 4, 2020
Product Sales	$21,800 - $22,200
Non-GAAP
Product Gross Margin	86% - 87%
R&D Expenses	Mid-single digit percentage growth
SG&A Expenses	Mid-single digit percentage growth
Operating Income	$10,100 - $10,800
Effective Tax Rate	~ 21%
Diluted EPS	$6.05 - $6.45
GAAP Diluted EPS	$5.15 - $5.55
Corporate, Product and Pipeline Updates for the Fourth Quarter, Including the Announcement of:
Viral Diseases

•	Licensing of The Rockefeller University’s portfolio of broadly neutralizing antibodies against HIV, including the two clinical-stage agents 3BNC117 and 10-1074.

•
Approval of Vosevi® (sofosbuvir 400 mg/velpatasvir 100 mg/voxilaprevir 100 mg) by the China National Medical Products Administration for the treatment of chronic HCV infection in adults without cirrhosis or with compensated cirrhosis who have failed prior treatment with a direct-acting antiviral therapy.

•	Donation to the National AIDS Memorial to support relocation of The Aids Memorial Quilt to San Francisco, as well as related educational programs, under the stewardship of the National AIDS Memorial.

•	Presentation of data at The Liver Meeting®, which included new data on Vemlidy evaluating its safety profile compared with tenofovir disoproxil fumarate in patients with chronic HBV infection.

•	Presentation of data at the 17th European AIDS Conference, which included:

◦
96-week results from the DISCOVER trial, evaluating the safety and efficacy of Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) for HIV pre-exposure prophylaxis (PrEP), compared with Truvada for PrEP® (emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg).

◦	Data on investigational HIV-1 capsid inhibitor GS-6207 as a potential component of long-acting HIV therapy.

◦	Findings from two Phase 3 studies evaluating the safety and efficacy of Biktarvy compared with dolutegravir-containing regimens for the treatment of HIV-1 infection in adults new to HIV therapy.
Inflammatory Diseases

•	Collaboration with Kyverna Therapeutics, Inc. to research and develop advanced cell therapies for the treatment of autoimmune disease.

•
Agreement with Eisai Co., Ltd. for the distribution and co-promotion of filgotinib in Japan, pending regulatory approval from the Japan Ministry of Health, Labor and Welfare (MHLW), for the treatment of rheumatoid arthritis (RA).

•	Submission of a New Drug Application under priority review to the U.S. Food and Drug Administration (FDA) for filgotinib for the treatment of adults with moderate-to-severe RA.

- more -

February 4, 2020	6

•
Presentation of data at the 2019 American College of Rheumatology/Association of Rheumatology Professionals Annual Meeting from the clinical research collaboration with Galapagos evaluating the efficacy and safety of filgotinib in adults with moderately-to-severely acute RA.

Oncology

•
European Medicines Agency’s validation of the marketing authorization application and submission of a Biologics License Application to the FDA for KTE-X19, an investigational chimeric antigen receptor (CAR) T cell therapy for the treatment of adult patients with relapsed or refractory mantle cell lymphoma (MCL).

•
Collaboration with Kiniksa Pharmaceuticals, Ltd. to conduct a Phase 2, multicenter study of mavrilimumab, an investigational fully human monoclonal antibody that targets granulocyte macrophage colony stimulating factor receptor alpha, in combination with Yescarta in patients with relapsed or refractory large B-cell lymphoma.

•	The presentation of data at the 61st American Society of Hematology Annual Meeting & Exposition, which included:

◦	Long-term data from the ZUMA-1 trial of Yescarta in adult patients with refractory large B-cell lymphoma.

◦	Positive results from ZUMA-2 Phase 2 study of KTE-X19, an investigational CD19 CAR T cell therapy, in adult patients with relapsed or refractory MCL.

◦	Positive real-world data from ongoing post-marketing study evaluating the safety and efficacy of Yescarta in adult patients with relapsed or refractory large B-cell lymphoma.
Fibrotic Diseases

•
Topline results from the Phase 2 ATLAS study of combination and monotherapy investigational treatments in patients with bridging fibrosis (F3) and compensated cirrhosis (F4) due to nonalcoholic steatohepatitis (NASH).

•	Presentation of data at The Liver Meeting, which included new data showing potential for machine learning to advance understanding of NASH.

•	Collaboration with Glympse Bio, Inc. to determine clinical trial participants’ stage of disease at initial screening and to determine responses to study treatment in Gilead’s NASH clinical program.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 9 through 12.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss the company’s fourth quarter and full year 2019 financial results and provide a business update. The live webcast of the call can be accessed at Gilead’s Investors page at http://investors.gilead.com. Please connect to the website at least 15 minutes prior to the start of the call to allow adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 877-359-9508 (U.S.) or 224-357-2393 (international) and dial the conference ID 9634129 to access the call. Telephone replay will be available approximately two hours after the call through 8:00 p.m. Eastern Time, February 6, 2020. To access the replay, please call 855-859-2056 (U.S.) or 404-537-3406 (international) and dial the conference ID 9634129. The webcast will be archived on www.gilead.com for one year.

- more -

February 4, 2020	7

About Gilead Sciences
Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2020 financial results; Gilead’s ability to accelerate or sustain revenues for its antiviral and other programs; Gilead’s ability to realize the potential benefits of collaborations or licensing arrangements, including those with The Rockefeller University, Kyverna Therapeutics, Inc., Eisai Co., Ltd., Kiniksa Pharmaceuticals, Ltd. and Glympse Bio, Inc.; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the risk that safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including Yescarta in combination with mavrilimumab, 3BNC117, 10-1074, GS-6207 and product candidates evaluated for bridging fibrosis and compensated cirrhosis due to NASH; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including FDA and MHLW approvals for filgotinib for the treatment of RA and FDA and European Commission approvals of KTE-X19 for the treatment of mantle cell lymphoma; Gilead’s ability to successfully commercialize its products, including expansion in China; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter and the year ended December 31, 2019 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®.
LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Bausch Health Ireland Limited. SYMTUZA® is a registered trademark of Janssen Sciences Ireland UC. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc. This report also refers to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

- more -

February 4, 2020	8

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Product sales	$5,796	$5,681	$22,119	$21,677
Royalty, contract and other revenues	83	114	330	450
Total revenues	5,879	5,795	22,449	22,127
Costs and expenses:
Cost of goods sold	1,683	1,570	4,675	4,853
Research and development expenses	1,899	1,950	9,106	5,018
Selling, general and administrative expenses	1,204	1,131	4,381	4,056
Total costs and expenses	4,786	4,651	18,162	13,927
Income from operations	1,093	1,144	4,287	8,200
Interest expense	(243)	(257)	(995)	(1,077)
Other income (expense), net	1,051	129	1,868	676
Income before provision for income taxes	1,901	1,016	5,160	7,799
Provision for income taxes	(788)	1,013	(204)	2,339
Net income	2,689	3	5,364	5,460
Net (loss) income attributable to noncontrolling interest	(7)	—	(22)	5
Net income attributable to Gilead	$2,696	$3	$5,386	$5,455

Net income per share attributable to Gilead common stockholders - basic	$2.13	$0.00	$4.24	$4.20
Shares used in per share calculation - basic	1,266	1,290	1,270	1,298
Net income per share attributable to Gilead common stockholders - diluted	$2.12	$0.00	$4.22	$4.17
Shares used in per share calculation - diluted	1,273	1,299	1,277	1,308
Cash dividends declared per share	$0.63	$0.57	$2.52	$2.28

February 4, 2020	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,683	$1,570	$4,675	$4,853
Acquisition-related – amortization of purchased intangibles	(266)	(301)	(1,088)	(1,203)
Stock-based compensation expenses(1)	(11)	(12)	(48)	(61)
Other(2)	—	—	—	1
Non-GAAP cost of goods sold	$1,406	$1,257	$3,539	$3,590

Product gross margin reconciliation:
GAAP product gross margin	71.0%	72.4%	78.9%	77.6%
Acquisition-related – amortization of purchased intangibles	4.6%	5.3%	4.9%	5.5%
Stock-based compensation expenses(1)	0.2%	0.2%	0.2%	0.3%
Non-GAAP product gross margin(6)	75.7%	77.9%	84.0%	83.4%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,899	$1,950	$9,106	$5,018
Up-front collaboration and licensing expenses	—	(118)	(4,251)	(278)
Acquisition-related – IPR&D impairment	(800)	(820)	(800)	(820)
Acquisition-related – other costs	—	1	—	(21)
Stock-based compensation expenses(1)	(74)	(75)	(289)	(379)
Other(2)	4	1	4	(2)
Non-GAAP research and development expenses	$1,029	$939	$3,770	$3,518

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,204	$1,131	$4,381	$4,056
Acquisition-related – other costs	—	(1)	—	(24)
Stock-based compensation expenses(1)	(72)	(88)	(299)	(405)
Other(2)	—	(10)	(6)	(19)
Non-GAAP selling, general and administrative expenses	$1,132	$1,032	$4,076	$3,608

Operating margin reconciliation:
GAAP operating margin	18.6%	19.7%	19.1%	37.1%
Up-front collaboration and licensing expenses	—%	2.0%	18.9%	1.3%
Acquisition-related – amortization of purchased intangibles	4.5%	5.2%	4.8%	5.4%
Acquisition-related – IPR&D impairment	13.6%	14.2%	3.6%	3.7%
Acquisition-related – other costs	—%	—%	—%	0.2%
Stock-based compensation expenses(1)	2.7%	3.0%	2.8%	3.8%
Other(2)	(0.1)%	0.2%	—%	0.1%
Non-GAAP operating margin(6)	39.3%	44.3%	49.3%	51.6%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$1,051	$129	$1,868	$676
(Gains) losses from equity securities, net	(929)	34	(1,241)	(115)
Non-GAAP other income (expense), net	$122	$163	$627	$561

February 4, 2020	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$2,696	$3	$5,386	$5,455
Up-front collaboration and licensing expenses	—	91	3,294	216
Acquisition-related – amortization of purchased intangibles	247	281	1,006	1,124
Acquisition-related – IPR&D impairment	623	696	623	696
Acquisition-related – other costs	—	—	—	36
Stock-based compensation expenses(1)(3)	253	135	638	681
(Gains) losses from equity securities, net	(921)	59	(1,241)	(87)
Discrete tax (benefit) charge(4)	(1,240)	588	(1,240)	588
Tax Reform adjustments(5)	—	14	—	4
Other(2)	(5)	6	—	15
Non-GAAP net income attributable to Gilead	$1,653	$1,873	$8,466	$8,728

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.12	$0.00	$4.22	$4.17
Up-front collaboration and licensing expenses	—	0.07	2.58	0.17
Acquisition-related – amortization of purchased intangibles	0.19	0.22	0.79	0.86
Acquisition-related – IPR&D impairment	0.49	0.54	0.49	0.53
Acquisition-related – other costs	—	—	—	0.03
Stock-based compensation expenses(1)(3)	0.20	0.10	0.50	0.52
(Gains) losses from equity securities, net	(0.72)	0.05	(0.97)	(0.07)
Discrete tax (benefit) charge(4)	(0.97)	0.45	(0.97)	0.45
Tax Reform adjustments(5)	—	0.01	—	—
Other(2)	—	—	—	0.01
Non-GAAP diluted earnings per share(6)	$1.30	$1.44	$6.63	$6.67

Effective tax rate reconciliation:
GAAP effective tax rate	(41.5)%	99.6%	(4.0)%	30.0%
Income tax effect of above non-GAAP adjustments	66.4%	(75.4)%	25.1%	(10.2)%
Non-GAAP effective tax rate	24.9%	24.2%	21.1%	19.8%

February 4, 2020	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Non-GAAP adjustment summary:
Cost of goods sold adjustments	$277	$313	$1,136	$1,263
Research and development expenses adjustments	870	1,011	5,336	1,500
Selling, general and administrative expenses adjustments	72	99	305	448
Other income (expense), net adjustments	(929)	34	(1,241)	(115)
Total non-GAAP adjustments before tax	290	1,457	5,536	3,096
Income tax effect	(93)	(189)	(1,216)	(415)
Discrete tax (benefit) charge(4)	(1,240)	588	(1,240)	588
Tax Reform adjustments(5)	—	14	—	4
Total non-GAAP adjustments after tax	$(1,043)	$1,870	$3,080	$3,273
________________________________
(1) The year-over-year decrease was primarily due to stock-based compensation expenses incurred in 2018 following Gilead’s acquisition of Kite
(2) Amounts related to restructuring, contingent consideration and/or other individually insignificant amounts
(3)    The fourth quarter and full year 2019 included a $114 million income tax charge following the U.S. Court of Appeals decision in Altera Corp v. Commissioner, which requires related parties in an intercompany cost sharing arrangement to share expenses related to stock-based compensation

(4)    The fourth quarter and full year 2019 included a deferred tax benefit related to intangible asset transfers from a foreign subsidiary to Ireland and the United States. The fourth quarter and full year 2018 included a deferred tax charge related to a transfer of acquired intangible assets from a foreign subsidiary to the United States

(5) Amounts represent measurement period adjustments relating to the enactment of the 2017 Tax Cuts and Jobs Act (Tax Reform)
(6) Amounts may not sum due to rounding

February 4, 2020	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2020 FULL YEAR GUIDANCE(1)(2)
(unaudited)
(in millions, except percentages and per share amounts)

Provided February 4, 2020
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	81% - 82%
Acquisition-related expenses	5%
Non-GAAP projected product gross margin	86% - 87%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$8,980 - $9,680
Acquisition-related and up-front collaboration and licensing expenses	1,120
Non-GAAP projected operating income	$10,100 - $10,800

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 23%
Amortization of deferred tax assets and tax rate effects of adjustments noted above	(2%)
Non-GAAP projected effective tax rate	~ 21%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.15 - $5.55
Acquisition-related, up-front collaboration and licensing expenses and amortization of deferred tax assets	0.90
Non-GAAP projected diluted EPS	$6.05 - $6.45

________________________________
(1)     Starting in 2020, Gilead will no longer regularly exclude stock-based compensation expense from its non-GAAP financial information. For comparability purposes, full year 2019 non-GAAP operating income and non-GAAP diluted earnings per share would have been $10.4 billion and $6.13, respectively, had stock-based compensation expense not been excluded

(2)    Excludes the impact of any potential future acquisition-related, up-front collaboration and licensing and other expenses, fair value adjustments of equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines as Gilead is unable to project such amounts

February 4, 2020	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	December 31,	December 31,
	2019	2018

Cash, cash equivalents and marketable securities	$25,840	$31,512
Accounts receivable, net	3,582	3,327
Inventories	2,067	2,630
Property, plant and equipment, net	4,502	4,006
Intangible assets, net	13,786	15,738
Goodwill	4,117	4,117
Other assets	7,733	2,345
Total assets	$61,627	$63,675

Current liabilities	$9,759	$10,605
Long-term liabilities	29,218	31,536
Stockholders’ equity(1)	22,650	21,534
Total liabilities and stockholders’ equity	$61,627	$63,675

________________________________
(1) As of December 31, 2019, there were 1,266 million shares of common stock issued and outstanding

February 4, 2020	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Atripla – U.S.	$114	$244	$501	$967
Atripla – Europe	8	12	60	131
Atripla – Other International	6	29	39	108
	128	285	600	1,206

Biktarvy – U.S.	1,357	551	4,225	1,144
Biktarvy – Europe	141	26	370	39
Biktarvy – Other International	72	1	143	1
	1,570	578	4,738	1,184

Complera / Eviplera – U.S.	34	66	160	276
Complera / Eviplera – Europe	35	48	214	327
Complera / Eviplera – Other International	6	11	32	50
	75	125	406	653

Descovy – U.S.	343	322	1,078	1,217
Descovy – Europe	55	74	255	308
Descovy – Other International	39	15	167	56
	437	411	1,500	1,581

Genvoya – U.S.	762	953	2,984	3,631
Genvoya – Europe	142	198	664	794
Genvoya – Other International	54	55	283	199
	958	1,206	3,931	4,624

Odefsey – U.S.	315	337	1,180	1,242
Odefsey – Europe	110	105	438	335
Odefsey – Other International	10	6	37	21
	435	448	1,655	1,598

Stribild – U.S.	60	117	268	505
Stribild – Europe	15	14	75	97
Stribild – Other International	(4)	6	26	42
	71	137	369	644

Truvada – U.S.	744	784	2,640	2,605
Truvada – Europe	13	15	101	260
Truvada – Other International	11	24	72	132
	768	823	2,813	2,997

Other HIV(1) – U.S.	7	10	30	40
Other HIV(1) – Europe	2	1	5	7
Other HIV(1) – Other International	1	4	12	14
	10	15	47	61

Revenue share – Symtuza(2) – U.S.	84	19	249	27
Revenue share – Symtuza(2) – Europe	41	18	130	52
Revenue share – Symtuza(2) – Other International	—	—	—	—
	125	37	379	79

Total HIV – U.S.	3,820	3,403	13,315	11,654
Total HIV – Europe	562	511	2,312	2,350
Total HIV – Other International	195	151	811	623
	4,577	4,065	16,438	14,627

AmBisome – U.S.	10	6	37	46
AmBisome – Europe	60	59	234	229
AmBisome – Other International	40	43	136	145
	110	108	407	420

February 4, 2020	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Ledipasvir/Sofosbuvir(3) – U.S.	$55	$153	$312	$802
Ledipasvir/Sofosbuvir(3) – Europe	8	28	71	144
Ledipasvir/Sofosbuvir(3) – Other International	38	51	260	276
	101	232	643	1,222

Letairis – U.S.	96	254	618	943

Ranexa – U.S.	11	177	216	758

Sofosbuvir/Velpatasvir(4) – U.S.	240	201	971	934
Sofosbuvir/Velpatasvir(4) – Europe	125	152	553	654
Sofosbuvir/Velpatasvir(4) – Other International	100	100	441	378
	465	453	1,965	1,966

Vemlidy – U.S.	95	73	309	245
Vemlidy – Europe	6	4	21	12
Vemlidy – Other International	36	23	158	64
	137	100	488	321

Viread – U.S.	4	10	32	50
Viread – Europe	12	10	69	82
Viread – Other International	23	38	142	175
	39	58	243	307

Vosevi – U.S.	38	54	178	304
Vosevi – Europe	11	21	54	78
Vosevi – Other International	7	2	25	14
	56	77	257	396

Yescarta – U.S.	98	80	373	263
Yescarta – Europe	24	1	83	1
Yescarta – Other International	—	—	—	—
	122	81	456	264

Zydelig – U.S.	11	15	47	61
Zydelig – Europe	12	26	54	70
Zydelig – Other International	1	—	2	2
	24	41	103	133

Other(5) – U.S.	38	44	157	137
Other(5) – Europe	20	1	116	76
Other(5) – Other International	—	(10)	12	107
	58	35	285	320

Total product sales – U.S.	4,516	4,470	16,565	16,197
Total product sales – Europe	840	813	3,567	3,696
Total product sales – Other International	440	398	1,987	1,784
	$5,796	$5,681	$22,119	$21,677
________________________________
(1) Includes Emtriva and Tybost
(2)    Represents Gilead’s revenue from cobicistat (C), emtricitabine (FTC) and tenofovir alafenamide (TAF) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland UC

(3) Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(4) Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(5)    Includes Cayston, Hepsera and Sovaldi. The period-over-period changes in Europe and Other International locations were primarily due to adjustments for statutory rebates related to sales of Sovaldi made in prior years